UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre−commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

☐ Pre−commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective on May 17, 2016, the Board of Directors (the “Board”) of Resolute Energy Corporation, a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share.  The dividend is payable to stockholders of record at the close of business on May 27, 2016.

The Board has adopted this Rights Agreement to protect the Company’s stockholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant penalty upon any person or group that acquires 20% or more of the Company’s outstanding common stock without the approval of the Company’s Board.  The Rights Agreement also is designed to (i) prevent a “Change in Control”, as defined in the Company’s Secured Term Loan Agreement dated December 30, 2014, as amended, and Second Amended and Restated Credit Agreement dated March 30, 2010, as amended, and (ii) prevent a “Change of Control” pursuant to Section 4.19 of the Indenture dated April 25, 2012 between the Company, the subsidiary guarantors, and the trustee thereunder, in each case, from occurring without the approval of the Board.  The Company does not believe that the Rights Agreement would interfere with any merger or other business combination approved by the Board.

The Rights Agreement also contains an exception for qualifying offers made for all of the shares of the Company that treat all stockholders equally and that result in the bidder owning a majority of the Company’s shares after 60 days.

For those interested in the specific terms of the Rights Agreement as made between the Company and Continental Stock Transfer & Trust Company, as the Rights Agent, dated as of May 17, 2016, we provide the following summary description.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K dated May 17, 2016.  A copy of the agreement is available free of charge from the Company.

The Rights.  The Board authorized the issuance of a Right with respect to each outstanding share of common stock as of May 27, 2016.  The Rights will trade with, and will be inseparable from, the common stock until such time as they become exercisable on the Distribution Date (described below).  The Rights are evidenced only by certificates that represent shares of common stock and not by separate certificates. New Rights will accompany any new shares of common stock we issue after May 27, 2016, until the earlier of the Distribution Date described below and the redemption or expiration of the rights.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $4.50, once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability.  The Rights will not be exercisable until

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock, or, if earlier,
•

10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The Rights will also automatically be exercised and exchanged for common stock at the ratio of one share of common stock per right if any person or group becomes a “Change of Control Acquiring Person.” A “Change of Control Acquiring Person” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) that would, but for the operation of this Agreement, acquire beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the SEC under the Exchange Act, as amended, and including holding irrevocable proxies to vote for the election of directors other than proxies held by the Company’s management or their designees to be voted in favor of persons nominated by the Company’s board of directors) of 35% or more of the outstanding voting securities of the Company, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in the elections for directors of the Company), such person or group to become a Change of Control Acquiring Person immediately prior to the transaction, event or circumstance that would, but for the operation of Rights Agreement, result in such person or group becoming the owner of thirty-five percent (35%) or more of the outstanding voting securities of the Company, measured by voting power.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date, the common stock certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of the Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person or Change of Control Acquiring Person are void and may not be exercised.

Qualifying Offer Exemption.  The rights plan also includes “qualifying offer” provisions, whereby the Rights will automatically expire concurrently with (but no earlier than 60 days after the commencement of such qualifying offer) the purchase of 50% (including shares held by the offeror) of our outstanding common stock on a fully diluted basis pursuant to a tender or exchange offer for all of the outstanding shares of Company common stock at the same price and for the same consideration, and on such other terms and conditions, that the Board of Directors of the Company, with the approval of a majority of the independent directors, in each case determines to be adequate and fair, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $4.50, purchase shares of our common stock with a market value of $9.00, based on the market price of the common stock prior to such acquisition.

Flip Over.  If the Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $4.50, purchase shares of the acquiring corporation with a market value of $9.00, based on the market price of the acquiring corporation’s stock prior to such merger.

Consequences of a Person or Group Becoming a Change of Control Acquiring Person.

If a Person (as such term is defined in the Rights Agreement) becomes a Change of Control Acquiring Person, all of the Rights will automatically be exchanged for common shares at the exchange ratio of one common share per right.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	Will not be redeemable.
•	Will entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.
•	Will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.
•	Will have the same voting power as one share of common stock.
•

If shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights will expire on May 16, 2019; provided that if our stockholders have not ratified the Rights Agreement by May 16, 2017, the Rights will expire on such date.  In addition, the Rights will automatically expire concurrently with (but no earlier than 60 days after the commencement of such qualifying offer) the purchase of 50% (including shares held by the offeror) of our outstanding common stock on a fully diluted basis pursuant to a tender or exchange offer for all of the outstanding shares of Company common stock at the same price and for the same consideration, and on such other terms and conditions that the Board of Directors of the Company, with the approval of a majority of the independent directors, in each case determines to be adequate and fair, provided that the offeror irrevocably commits to purchase all remaining untendered shares at the same price and the same consideration actually paid pursuant to the offer.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person or Change of Control Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange.  After a person or group becomes an Acquiring Person or Change of Control Acquiring Person, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or Change of Control Acquiring Person.

Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reverse stock split or combination, or a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person or Change of Control Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of May 17, 2016, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference.  The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement, on May 17, 2016, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware.  The Certificate of Designation became effective on May 17, 2016.  The summary of the rights, powers and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.  A copy of the Certificate of Designation is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On May 17, 2016, the Company issued a press release relating to the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of May 17, 2016, between Resolute Energy Corporation and Continental Stock Transfer & Trust Company, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of May 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of May 17, 2016, between Resolute Energy Corporation and Continental Stock Transfer & Trust Company, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of May 17, 2016.